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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholders
ING Series Fund, Inc.:


We consent to the use of our report dated May 31, 2005 on the financial statements of ING Classic Index Plus Fund, formerly known as ING Index Plus Protection Fund, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                            /s/KPMG LLP


Boston, Massachusetts
November 29, 2005